Exhibit 99.(4)(p)

Contingent Deferred Sales Charge Endorsement

This Endorsement is part of the contract to which it is attached; it is subject to all terms, conditions, and provisions contained in the contract.

The provisions of this Endorsement begin on the Date of Issue and apply in lieu of any contract provision to the contrary. All terms not defined in this Endorsement refer to the terms as used in the contract. In all other respects, the provisions of the contract remain unchanged.

This Endorsement modifies the Contingent Deferred Sales Charge provision of the contract in its entirety.

Contingent Deferred Sales Charge

“For purposes of determining the Contingent Deferred Sales Charge, the Contract Value will be apportioned into segments of size equal to the Net Premiums paid into this contract. Such segments will be considered withdrawn in the order in which the corresponding Net Premiums were received.

The Contingent Deferred Sales Charge is a percentage of the apportioned Contract Value withdrawn and is determined independently for each segment. The percentage depends upon the number of full 365-day years elapsed between the date the Net Premium was credited and the date of the withdrawal.

The Contingent Deferred Sales Charge for each segment of the Contract Value withdrawn is determined by multiplying the amount of the Contract Value in that segment times the appropriate Contingent Deferred Sales Charge Percentage shown in the table below:

Contingent Deferred Sales Charge Percentage

Number of Full Years	Contingent Deferred
Elapsed Since	Sales Charge
Net Premium Payment	Percentage
0 Years	7%
1 Year	6%
2 Years	5%
3 Years	4%
4 Years	3%
5+ Years	0%

All surrenders and withdrawals will be made last from available earnings credited to this contract. No Contingent Deferred Sales Charge will be assessed upon the surrender or withdrawal of any earnings.”

National Life Insurance Company

Signed for National Life Insurance Company, as of the Date of Issue of the contract to which this Endorsement is attached, by

President & Chief Executive Officer	Secretary

Sentinel Advantage Variable Annuity Application Agency/Branch # Pension Code Contract No. As per supplemental request. Payment will be shared equally by all Primary Beneficiaries who survive the Owner. If none, by all Secondary Beneficiaries who so survive; if none, payment will be made to the Owner's estate. 1. Non-Qualified 2. Qualified Individually Owned Jointly Owned 1035 Exchange Other (Describe) Pension or Profit-Sharing Plan§401(a) or §403(a) Tax-Deferred Annuity §403(b) Individual IRA SEP IRA SIMPLE IRA* Roth IRA* *Original Participation Year: Regular Contribution: Year: $ Transfer Rollover 1. Send a periodic reminder to fund this contract? Yes No 5. I authorize the Company to draft monthly payments from my account. (Attach a void check/deposit slip) 2. Amount $ 3. Frequency Checking Savings Money Market Draft on the 1st 8th 15th 22nd Annual Semi-Annual Quarterly Annuitant Owner Monthly (Group) EFT/COM (Complete #5) 4. Notice to Other: (Street, City, State & Zip) 1. Has there been or will there be a lapse, surrender, replacement, reissue, conversion, or change to reduce amount, premium or period of coverage of any existing life, disability, or annuity contract if the applied for contract or rider is issued? 2. Will there be any substantial borrowing on any life insurance policy if the applied for contract or rider is issued? Company Name(s) and Policy Number(s): Yes Yes No No Does the Applicant have existing policies or contracts with any financial institution? (If 'Yes', list financial institution name(s) and policy or contract number(s) below.) Yes No ICC10-7405(0910) National Life Group® is a trade name of National Life Insurance Company (NLIC) and its affiliates. National Life Variable Contracts distributed by Equity Services, Inc., Member FINRA/SIPC, Broker/Dealer Affiliate of NLIC. Centralized Mailing Address: One National Life Drive, Montpelier, VT 05604 | P: 800-732-8939 | www.NationalLifeGroup.com Page 1 Part H - Riders Enhanced Death Benefit Rider (Not available in WA)Other Other Part G - Existing Policy or Contract Information (The following question must be answered whether or not any policies or contracts are being replaced.) Part F - Replacement (If 'Yes', Replacement forms must be provided according to state requirements; list company name and policy numbers.) Part E - Reminder Notice Part D - Type of Plan Part A.1. - Owner Information Part A.2. - Joint Owner Information a. Full Name a. Full Name b. Soc. Sec. #/TIN f. Full Address b. Soc. Sec. #/TIN f. Full Address c. D.O.B./Trust Date c. D.O.B./Trust Date d. Sex M F d. Sex M F e. Daytime Phone (with area code) g. E-mail Address e. Daytime Phone (with area code) g. E-mail Address Part B - Annuitant Information (Complete if different from Owner.) 1. Full Name 6. Full Address 2. D.O.B 3. Soc. Sec. # 4. SexMF 5. Daytime Phone (with area code) Part C - Beneficiary(ies) (If 401(a) plan, do not complete. The Beneficiary will be the Owner.) Primary Secondary D.O.B Soc. Sec. # Relationship to Owner/Annuitant D.O.B Soc. Sec. # Relationship to Owner/Annuitant

Sentinel Advantage Variable Annuity Application - Continued

Part I - Investment Information - (You may elect Portfolio Rebalancing or Dollar Cost Averaging, but not both. **See Investment Allocation form 9293**.)

1. Portfolio Rebalancing
   a. Does the Owner request Portfolio Rebalancing, through which the Contract Values will be automatically redistributed according to the fund allocation percentages? ☐ Yes ☐ No
   b. Frequency ☐ Annual ☐ Semi-Annual ☐ Quarterly

2. Dollar Cost Averaging
   Does the Owner request Dollar Cost Averaging to reallocate funds once each month as indicated on the Investment Allocation, form 9293? ☐ Yes ☐ No

Part J - Telephone Transaction Agreement

Unless waived below, I appoint the Company as my agent to act upon telephoned instructions reasonably believed to be authorized by me. I hereby ratify any telephoned instructions so given and consent to the tape recording of these instructions. So long as the Company employs reasonable procedures to confirm that the instructions are genuine, I agree that I will not hold the Company liable for any unauthorized telephoned instructions. This will allow me and my representative named below to transfer funds among Sub-Accounts, change the fund allocation percentages, and add, cancel or change the Portfolio Rebalancing or Dollar Cost Averaging features. In the case of 403(b) Tax Sheltered Annuities, the Owner may request policy loans up to $10,000 over the telephone.

Representative(s): ____________________ ☐ I do **not** authorize the Company to accept telephone instructions.

Part K - Remarks

Part L - Authorization

I hereby represent my answers to the above questions to be true and correct to the best of my knowledge and belief. **I understand that annuity payments or surrender values, when based upon the investment experience of a separate account, are variable and not guaranteed as to a fixed dollar amount and will decrease or increase with investment experience. I acknowledge Receipt of the Sentinel Advantage Variable Annuity Prospectus.**

I have paid $ ____________ for Variable Annuity with this application. Monies remitted via: ☐ Check ☐ Wire ☐ 1035 ☐ Transfer

Part M - Owner's Taxpayer ID Number Certification

Under penalties of perjury, I certify that (1) the number shown on this application is my correct taxpayer identification number; (2) the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to such withholding or I am exempt from such withholding; and (3) I am a U.S. person (including a U.S. resident alien). *You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.*

Part N - Signatures

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at: *(City & State)* ____________________ on this day of: *(mm/dd/yyyy)* ____________

Owner's Signature: ____________________ **Annuitant's Signature:** *(If different than Owner.)* ____________________

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Part O - Registered Representative's Report & Schedule

1. Will there be any replacement, as defined by any regulation of the state in which this application is taken? ☐ Yes ☐ No
   (If 'Yes', fulfill all state requirements.)

2. | % of Credit | **Signature** of Registered Representative | Date Signed *(mm/dd/yyyy)* | Registered Representative Name & No. *(Print)* |
   |---|---|---|---|
   | | | | |
   | | | | |
   | | | | |

3. *(Select one of the following.)* ☐ Schedule 1 ☐ Schedule 2 ☐ Schedule 3 ☐ Schedule 4

Signature of Broker Dealer ____________________ B/D Name *(Print)* ____________ B/D Phone ____________

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